UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under § 240.14a-12

SURMODICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Set forth below are copies of several communications first published, sent or given by Surmodics, Inc. on May 29, 2024.

Manager Talking Points

Key Points for Acquisition of Surmodics by GTCR

•	Surmodics announced today that it has entered into a definitive agreement to be acquired by GTCR, a leading private equity firm.

•

The transaction is expected to close in the second half of the calendar year 2024, subject to customary closing conditions including approval by Surmodics shareholders and required regulatory approval. Until the acquisition is completed, we remain an independent company and will continue “business as usual.”

•	Surmodics shareholders will receive $43.00 per share in cash, for a total equity valuation of approximately $627 million.

•	The per-share acquisition price represents a 41% premium to Surmodics’ 30-day volume-weighted average closing price through May 24, 2024.

•	Surmodics’ Board of Directors has unanimously approved the transaction and resolved to recommend that stockholders vote in favor of the transaction.

•	It will be financed through a combination of committed equity from funds affiliated with GTCR and committed debt financing.

•	Upon completion of the transaction, Surmodics’ will be a privately held company and its common stock will no longer be listed on The Nasdaq Stock Exchange.

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No Offer or Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities.

Additional Information About This Transaction and Where to Find It

In connection with the proposed transaction, Surmodics plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Surmodics will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. These documents will contain important information about Surmodics and the proposed transaction, and investors should carefully read the proxy statement and any other relevant documents that Surmodics files with the SEC when they become available before making any voting decision. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning Surmodics will be available free of charge via the SEC’s website (https://www.sec.gov/edgar/searchedgar/companysearch) and the Surmodics website (https://surmodics.gcs-web.com/sec-filings). In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Surmodics, Inc., Investor Relations, 9924 West 74th Street Eden Prairie, MN, 55344.

Participants in the Solicitation

Surmodics, its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Surmodics’ Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 22, 2023, and the definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on December 18, 2023. To the extent the Company’s directors and executive officers or their holdings of Surmodics securities have changed from the amounts disclosed in those filings, to Surmodics’ knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at http://www.sec.gov, and http://www.surmodics.com under the “Investors” tab.

Safe Harbor for Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including those set forth in the reports that Surmodics has filed or furnished (or may file or furnish) with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither GTCR nor Surmodics assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Frequently Asked Questions (FAQs) for Employees

Who is GTCR?

GTCR is a 40-year-old Chicago based private equity firm with extensive experience in private equity investing across a multitude of industries, including healthcare services and life sciences. Surmodics represents an ideal acquisition for GTCR as it aligns with their focus for identifying attractive opportunities for investment that are driven by positive, long-term healthcare utilization trends that emphasize both clinical outcomes and cost-containment. The firm is known for partnering with management and investing in growth – both organic and strategic acquisitions.

What does it mean to be owned by a Private Equity Firm?

Being owned by a private equity firm means that we are accountable to a new set of financial investors versus our broad base of shareholders via the public markets. In doing so, we will free the company from many of our public-reporting responsibilities and our company valuation will no longer be determined based on our stock price.

How long will it take to make the acquisition final?

Typically, an acquisition such as the one just announced will take at least several months and often more, including the time it takes to call a special meeting of shareholders and to obtain required regulatory approvals. Currently, the merger is expected to close in the second half of calendar 2024, subject to satisfaction of closing conditions.

What does this acquisition mean for our current businesses?

For now, it remains business as usual. The acquisition of Surmodics by GTCR at a premium shows a sign of interest and confidence in the potential of our business. We have grown our business significantly in recent years and with GTCR that growth has the potential to be enhanced with greater ability to invest in the business under different ownership.

What roles will be impacted by this acquisition?

For now, it remains business as usual. We are not aware of any changes that GTCR might make in the future that could impact roles; however, we do know that GTCR is very interested in the future growth of the Surmodics business and will look to the employees of Surmodics to continue to drive that growth.

How should we interact with members of GTCR?

Until closing of an acquisition, Surmodics remains an independent company and you should maintain business as usual, including using the same reporting lines as you do currently, and should treat members of GTCR and its portfolio companies no differently than other outside parties. During the time between the announcement of the merger and the closing, interactions with GTCR to prepare for the merger will mainly involve the executive team and other members of management. From time to time, other employees may be asked to interact with team members from GTCR to provide information for the purpose of preparing for the post-closing operation of the company. Any such interactions should be directed and supervised by management. If you have questions on any requests for information related to properties, facilities, books, records and correspondence, contracts, and other assets of the company, please work with your respective management team member.

Will my benefits at Surmodics change?

There are no immediate changes while we continue to work toward closing, except that the Employee Stock Purchase Plan (ESPP) has been frozen during the pendency of the merger.

Since Surmodics will cease to be a publicly traded company upon completion of the merger, the ESPP and our equity incentive plans will terminate at that time.

After the closing and consistent with our historical benefits offering, Surmodics will continue to offer a competitive benefit package even though the details may change over time. GTCR has also committed in the merger agreement that, for at least one year after closing, certain employment terms for current employees who remain with Surmodics, including wages, cash bonus opportunity and some benefits, will be no less favorable than those currently provided.

I was contacted by a member of the media, what should I do?

Consistent with our current policy, if you are contacted by a member of the media, the best response would be “I am not authorized to speak on behalf of the Company but can connect you with the appropriate team members” and refer them to Tim Arens, CFO for Surmodics, by providing Tim’s email address (tarens@surmodics.com).

Will we continue to invest in R&D activities and expand our proprietary medical device offerings?

For now, it remains business as usual. Our current commercial products have demonstrated success and market-leadership capability. The acquisition of Surmodics by GTCR at a premium is a sign of interest and confidence in the potential of our business. As GTCR gains experience and understanding of the potential of our R&D pipeline, they will evaluate the products and programs that will have the greatest opportunity to build future value.

What will happen to my stock that I have in Surmodics?

The acquisition transaction is subject to customary closing conditions and required regulatory approvals and is expected to close in the second half of the calendar year. Once the acquisition is completed, Surmodics will be a private company wholly owned by GTCR entities. Any equity interests you previously held will be treated as follows at the effective time of the merger:

•	Restricted stock – cancelled in exchange for a lump-sum cash payment at the $43.00 per share merger price, which will be paid net of tax withholdings through payroll promptly following the closing.

•

Stock Options – cancelled in exchange for a lump-sum cash payment equal to the amount, if any, by which the $43.00 per share merger price exceeds the exercise price of each share underlying such option, which will be paid net of tax withholdings through payroll promptly following the closing. This means that “underwater” options (those with a strike price above $43.00) will be cancelled without any payment.

•	Outstanding stock – will be cancelled in exchange for $43.00 per share, subject to completion by you or your broker of a letter of transmittal or other procedures.

Note the treatment above applies to awards that are outstanding at the time the merger closes. This means, for example, that unvested equity awards are still subject to forfeiture if you resign prior to closing.

What will be my new salary and bonus with the new company?

GTCR has committed in the merger agreement that, for at least one year after closing, base wages and cash bonus opportunity for current employees who remain with Surmodics will be no less favorable than those currently provided.

What happens next?

The acquisition transaction is subject to customary closing conditions and required regulatory approvals and is expected to close by the end of the calendar year. The Surmodics senior leadership team will closely monitor the progress and will provide updates as appropriate, however the majority of the upcoming months will be waiting for the required shareholder and regulatory approvals.

What kind of communication can we expect going forward?

The executive team will provide occasional updates to employees, however, we don’t anticipate anything newsworthy until the acquisition is completed. As always, we encourage you to reach out to your manager or executive leader with any questions or concerns.

Is there any activity we should stop doing while we wait for the transaction to close?

For now, it is business as usual. That said, business as usual for us has consisted of tightly managing cash and ensuring we stay within our current forecasted budgets. Any major purchases, financial commitments and/or potential deviations from our most recent forecasted plan should be immediately discussed with your appropriate executive leader. Most importantly, let’s continue to execute on our strategic objectives and continue to accelerate momentum for driving revenue growth.

How will this impact our contracts with current customers?

For now, it is business as usual. Our current commercial products have demonstrated success and market-leadership capability. The acquisition of Surmodics by GTCR at a premium is a sign of interest and confidence in the potential of our business and serving our customers is a critical factor in furthering our success and accelerating growth. The terms and obligations of our existing contracts will be honored throughout the term of the respective agreements.

When/how will we notify our customers? What should we say if asked about the sale of the company.

We have developed the appropriate customer notifications which can be provided as needed and can be distributed by our customer service teams. It is important to note that at this stage, we’ve only signed a Definitive Agreement. Once the transaction formally closes, we will notify customers based on our contractual notification requirements.

We will have talking points for our team members who are on the front line with customers so they can appropriately respond to questions. It is important that we stay within these talking points for consistency across the organization.

* *  *

No Offer or Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities.

Additional Information About This Transaction and Where to Find It

In connection with the proposed transaction, Surmodics plans to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Surmodics will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. These documents will contain important information about Surmodics and the proposed transaction, and investors should carefully read the proxy statement and any other relevant documents that Surmodics files with the SEC when they become available before making any voting decision. The proxy statement, any other relevant documents, and all other materials filed with the SEC concerning Surmodics will be available free of charge via the SEC’s website (https://www.sec.gov/edgar/searchedgar/companysearch) and the Surmodics website (https://surmodics.gcs-web.com/sec-filings). In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Surmodics, Inc., Investor Relations, 9924 West 74th Street Eden Prairie, MN, 55344.

Participants in the Solicitation

Surmodics, its directors and executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in Surmodics’ Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on November 22, 2023, and the definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on December 18, 2023. To the extent the Company’s directors and executive officers or their holdings of Surmodics securities have changed from the amounts disclosed in those filings, to Surmodics’ knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at http://www.sec.gov, and http://www.surmodics.com under the “Investors” tab.

Safe Harbor for Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including those set forth in the reports that Surmodics has filed or furnished (or may file or furnish) with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither GTCR nor Surmodics assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.